Exhibit 10.1

CONTRIBUTION, AMENDMENT, EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

This Contribution, Amendment, Exchange Agreement and Plan of Reorganization (the “Agreement”) is entered into as of the 11th day of March, 2026, by and among ECD Automotive Design, Inc. (f/k/a EF Hutton Acquisition Corporation I), a Delaware corporation with offices located at 4390 Industrial Lane, Kissimmee, FL 34758 (the “Company”), Defender SPV LLC, a Delaware limited liability company with offices located at 1 Penn Plaza, Suite 4810, New York, NY 10119 (the “Original Holder”), and ATW Classic Equity LLC, a Delaware limited liability company and wholly-owned subsidiary of the Original Holder (the “Holder”, and together with the Original Holder, the “Holders”), with reference to the following facts:

A.  On August 13, 2025, the Original Holder and the Company entered into that certain Securities Purchase Agreement (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Original Holder purchased certain shares of Series C Preferred Stock of the Company (the “Series C Preferred Shares”) in one or more closings thereunder.

B.  On March 1, 2026, the Secretary of State of Delaware deactivated the Company on the records of the State of Delaware. Prior to the time of execution of this Agreement, on March 11, 2026, the Company was reactivated and, as of the time of execution of this Agreement, is in good standing with the State of Delaware.

C.  As of the date hereof, the Original Holder holds 18,856 Series C Preferred Shares (together, the “Existing Preferred Shares”) and desires to transfer certain of the Existing Preferred Shares to the Holder (the “Contribution”).

D.  The Company has duly authorized the issuance to the Holder, after the Contribution, in exchange for 3,633 of the Series C Preferred Shares (the “Exchanging Preferred Shares”), of 207,008,547 shares of Common Stock (the “Exchange Shares”), reflecting an exchange rate of $0.0176 per share of Common Stock.

E.  Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement.

F.  The exchange of the Exchanging Preferred Shares for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

G.  Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Existing Securities Purchase Agreement.

H.  The exchange is intended to qualify as a recapitalization and reorganization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

Contribution; Exchange; Amendment.

Contribution. The Company hereby consents to the Contribution and, on the Effective Date (as defined below), the Original Holder hereby consummates the Contribution and contributes and transfers the Existing Preferred Shares to the Holder.  The Original Holder hereby further transfers and assigns all rights of the Original Holder with respect to the Securities Purchase Agreement and the other Transaction Documents to the Holder.

Exchange. Immediately following the Contribution, on the Effective Date, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Exchanging Preferred Shares to the Company in exchange for which the Company agrees to issue the Exchange Shares to the Holder on the books and records of the Company, which Exchange Shares shall be issued with a securities laws restrictive legend in accordance with Section 5(c) of the Securities Purchase Agreement (the “Exchange”).  As soon as commercially practicable following the Effective Date, if any of the Exchanging Preferred Shares are certificated, the Holder shall deliver or cause to be delivered to the Company (or its assignee) the Exchanging Preferred Shares (or affidavit of lost certificate, in form provided upon request by the Company and reasonably acceptable to the Holder).  Concurrently with delivery of the Exchange Shares to the Holder (or its assignee), the Holder hereby relinquishes all rights, title and interest in the Exchanging Preferred Shares (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company and the Exchanging Preferred Shares shall be cancelled.  The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

Amendment. Effective as of the time of consummation of the Exchange, the defined term “Conversion Shares” in each of the Transaction Documents is hereby amended to include the Exchange Shares.

Company Representations and Warranties. The Company represents and warrants to the Holders, and covenants for the benefit of the Holders, as follows:

Except as set forth in Schedule 2(a) hereto, the Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof, with the holder thereof being entitled to all rights accorded to a holder of Common Stock.  No commission or other remuneration has been paid by the Original Holder or the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

The Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

The execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws in effect as of the date of the Agreement, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any applicable law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets, or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their material properties or assets is subject, except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

Assuming the accuracy of the representations and warranties of the Holders contained herein, the Exchange is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by the Agreement, except for filings required pursuant to the Exchange Act.

The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Shares under the registration provisions of the Securities Act and applicable state securities laws.

There is no action, suit, proceeding, or, to the knowledge of the Company, inquiry or investigation, before or any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange. Other than the exchange of the Exchanging Preferred Shares, the Company has not received any consideration for the Exchange Shares.

As of the date hereof, the authorized capital stock of the Company consists of (A) 1,000,000,000 shares of Common Stock, of which 20,473,117 are issued and outstanding, and (B) 20,000,000 shares of Preferred Stock, of which 18,856 Series C Preferred Shares are issued and outstanding.  As of the date hereof, the following Convertible Securities are issued and outstanding: (1) Senior Secured Convertible Notes with an outstanding principal amount of  $9,820,478 and (2) warrants to purchase 58,788 shares of Common Stock.  No shares of Common Stock are held in the treasury of the Company.

Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 2(k) hereto, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) except for contracts, agreements and instruments attached as exhibits to its filings with the Securities and Exchange Commission, is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) except as disclosed on Schedule 2(k) hereto, has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) except as disclosed on Schedule 2(k) hereto, is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

Original Holder Representations and Warranties.

Original Holder has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full company power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

The Agreement has been duly authorized, validly executed and delivered by the Original Holder and is a valid and binding agreement and obligation of the Original Holder, enforceable against the Original Holder in accordance with their respective terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Original Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

The Original Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing Preferred Shares free and clear of all rights and Liens. The Original Holder has the full power and authority to vote, transfer and dispose of the Existing Preferred Shares free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by the Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Existing Preferred Shares.

The execution, delivery and performance by the Original Holder of the Agreement and the consummation by the Original Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Original Holder, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Original Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Original Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Original Holder to perform its obligations hereunder.

The Original Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Contribution, and has so evaluated the merits and risk of such investment. The Original Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

Holder Representations and Warranties.

Holder has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full company power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

The Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

The Holder understands that the Exchange Shares are being offered and sold in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

The Holder is acquiring the Exchange Shares in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as Holder has deemed necessary or advisable in connection with Holder’s evaluation of the Exchange. Holder has not relied upon any representations or statements made by either the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Holder understands that its investment in the Exchange Shares involves a high degree of risk. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares. Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Holder. Holder acknowledges that the Company has not made any representation to such Holder about the advisability of this decision or the potential future value of the Exchanging Preferred Shares, and the Company has not otherwise made any representations or warranties to Holder, and Holder has not relied on any representations or warranties of the Company with respect to the transactions contemplated by this Agreement, except as expressly set forth in this Agreement.

Disclosure of Transaction.  Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder or the Original Holder in any filing, announcement, release or otherwise.

No Integration.  None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Exchange Shares under the Securities Act or cause this offering of the Exchange Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

Section 3(a)(9) Exchange; Holding Period.  The parties acknowledge and agree that the Exchange is being completed in accordance with Section 3(a)(9) of the Securities Act and, the holding period of the Exchange Shares will tack to the holding period of each of the Original Holder and the Holder of the Existing Preferred Shares for purposes of Rule 144 of the Securities Act (“Rule 144”).  The Company agrees not to take a position contrary to this Section 7.  The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the Contribution and issuance of Exchange Shares in accordance herewith.

Fees. Company shall be responsible for the fees and expenses in connection herewith.

Blue Sky.  The Company shall make all filings and reports relating to the Contribution and the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

Effective Date.  Except as otherwise provided herein, the Agreement shall be deemed effective as of such date that the Company, the Original Holder and the Holder shall have duly executed and delivered the Agreement (the “Effective Date”).

No Commissions.  Neither the Company, nor the Original Holder nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by the Agreement.

Termination.  Notwithstanding anything contained in the Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Exchange Shares to the Holder in accordance with Section 1 hereof (provided, that no action or omission to act by the Original Holder or the Holder was the cause of, or resulted in, the failure of the Effective Date or the delivery of the Exchange Shares to occur), then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the Effective Date, the Agreement shall be terminated and be null and void ab initio and the Exchanging Preferred Shares shall not be cancelled hereunder and shall remain outstanding as if the Agreement never existed.

Miscellaneous.

Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with Section 9(f) of the Securities Purchase Agreement.

Entire Agreement. The Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all the parties.

Counterparts. The Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Severability. If any provision of the Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of the Agreement so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

No Third Party Beneficiaries.  The Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Survival. The representations, warranties and covenants of the Company and the Holders contained herein shall survive the Closing and delivery of the Exchange Shares.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of the Agreement and the consummation of the transactions contemplated hereby.

No Strict Construction.  The language used in the Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, Holders and the Company have executed the Agreement as of the date set forth on the first page of this Agreement.

COMPANY: ECD AUTOMOTIVE DESIGN, INC. By: Name: Title:

IN WITNESS WHEREOF, Holders and the Company have executed the Agreement as of the date set forth on the first page of the Agreement.

ORIGINAL HOLDER:
Defender SPV LLC By: Name: Title:
HOLDER:
ATW CLASSIC EQUITY LLC By: Name: Title: